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                                                                    EXHIBIT 3.72

                            CERTIFICATE OF OWNERSHIP

                                       OF

                      ETHYL DEVELOPMENT CORPORATION (DEL.)

                                     MERGING

                          EHTYL NETHERLANDS, INC. (VA.)





                                     [STAMP]

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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                             Ethyl Netherlands, Inc.

                                      INTO

                          Ethyl Development Corporation

     Ethyl Development Corporation, a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 15th day of June, 1960, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of the stock of Ethyl Netherlands, Inc., a corporation incorporated on the 10th day of October, 1967, pursuant to the Stock Corporation Act Law of the State of Virginia.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the board on the 24th day of March, 1971, determined to and did merge into itself said Ethyl Netherlands, Inc:

          RESOLVED, that Ethyl Development Corporation merge, and it hereby does merge into itself said Ethyl Netherlands, Inc., and assumes all of its obligations; and further

          RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and further

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          RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Ethyl Netherlands, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and a certified copy in the office of the Recorder of Deeds of New Castle County, Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

     IN WITNESS WHEREOF, said Ethyl Development Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by F. D. Gottwald, Jr., its President, and attested by Frederick P. Warne, its
Secretary, this 1st day of April, 1971.

(CORPORATE SEAL)

[SEAL]
                                              ETHYL DEVELOPMENT CORPORATION

                                              By: /s/ F. D. Gottwald, Jr.
                                                 -------------------------------
                                                                       President

ATTEST:

By: /s/ Frederick P. Warne
   -------------------------------
                         Secretary

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STATE OF VIRGINIA )
                  ) ss:
CITY OF RICHMOND  )

     BE IT REMEMBERED that on this 1st day of April, 1971, personally came before me, a Notary Public in and for the City and State aforesaid, F. D. Gottwald, Jr., President of Ethyl Development Corporation, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                                      /s/ Jane C. Coty
                                                    ----------------------------
                                                    Notary Public

[SEAL]                                              My commission expires:

                                                    November 5, 1972

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